EXHIBIT 10.30

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 17, 2014, by and between EAST WEST BANK (“Bank”) and CAS Medical Systems, Inc. (“Borrower”).

RECITALS

Borrower and  Bank are parties to that certain Loan and Security Agreement dated as of July 31, 2012 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of August 31, 2012 and that certain Second Amendment to Loan and Security Agreement dated as of May 10, 2013, collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.  The following defined terms in Exhibit A of the Agreement hereby are added, amended or restated as follows:

“Revolving Maturity Date” means March 31, 2016.

“Third Amendment Effective Date” means March 17, 2014.

2.  Section 2.5(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a)           Facility Fee.  On the Third Amendment Effective Date and on each anniversary thereof, a fee equal to Ten Thousand Dollars ($10,000.00), on account of the Revolving Line, which shall be nonrefundable; and”

3.  No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4.  Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5.  Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.  As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Corporate Borrowing Certificate with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment, substantially in the form attached hereto;

(c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.  This Amendment may be executed and delivered by facsimile or other electronic image transmission and such signatures shall be valid and binding for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CAS Medical Systems, Inc.

By: /s/ Jeffery A. Baird

Title: Chief Financial Officer

EAST WEST BANK

By: /s/ Linda S. LeBeau

Title: Managing Director

[Signature Page to Third Amendment to Loan and Security Agreement]